EXHIBIT 10.12

                              NON-EMPLOYEE DIRECTOR
                             STOCK OPTION AGREEMENT



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                          UCI MEDICAL AFFILIATES, INC.

                              NON-EMPLOYEE DIRECTOR
                             STOCK OPTION AGREEMENT


           This Option Agreement is made to be effective as of the 27th day of March, 1997, by and between UCI MEDICAL AFFILIATES, INC., a Delaware corporation (the "Company"), and Charles P. Cannon ("Optionee").

                              Preliminary Statement

           The Board of Directors has deemed that it is in the best interest of the Company and its shareholders that each non-employee director of the Company on the effective date hereof be granted a non-statutory option for the purchase of shares of the common stock of the Company, $0.05 par value (the "Stock"), in connection with their service on the Board of Directors of the Company. In accordance therewith and in consideration of the mutual agreements and other matters set forth herein, the Company and Optionee hereby agree as follows:

           1. Grant of Option. The Company hereby grants to Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate of Five Thousand (5,000) shares of the Stock, on the terms and conditions set forth herein. This Option shall not be treated as an incentive stock option within the meaning of Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code").

           2. Purchase Price. The purchase price per share of the Stock to be purchased pursuant to the exercise of this Option (the "Purchase Price") shall be Two and 50/100 ($2.50) Dollars, the closing ask price of the Stock on the effective date hereof which price is hereby confirmed by the Company to be the fair market value of the Stock on the effective date hereof.

           3. Term. This Option shall be exercisable during the period commencing on March 27, 2000 and ending at 11:59 p.m. eastern time on March 27, 2007. This Option shall expire on March 28, 2007. This Option may be exercised during the term hereof only by Optionee during Optionee's lifetime, except that if Optionee dies during the term of this Option Agreement, Optionee's estate may exercise this Option in full at any time during the period of six (6) months following the date of Optionee's death, but only as to the number of shares of the Stock that Optionee was entitled to purchase hereunder as of the date of Optionee's death.

           4. Exercise and Closing. This Option shall be exercisable by written notice to the Company at its principal executive offices, addressed to the attention of its Chief Financial Officer, at any time and from time to time during the term of this Option as set forth herein, for any or all of the aggregate number of shares covered by this Option. No fraction of a share of the Stock shall be issued by the Company upon any exercise of this Option. Multiple exercises of this Option shall be permitted so long as the total number of shares of the Stock purchased pursuant to this Option does not exceed in the aggregate the total number of shares as to which this Option is exercisable as set forth in Paragraph 1 hereof. Closing of the purchase of the shares of the Stock as to which this Option may be exercised shall take place in the offices of the Company on or before thirty (30) days following the receipt by the Company of the written notice of exercise by Optionee. The Purchase Price multiplied by the number of shares as to which this Option is exercised shall be paid in full to the Company at the time of such closing in cash (including check, bank draft, or money order payable to the order of the Company).

           5. Stock Restrictions. Optionee understands that at the time of the execution of this Option Agreement, the shares of the Stock issuable upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities law, and that the Company currently does not intend to effect any such registration. Optionee agrees that the shares of the Stock which Optionee may acquire by exercising this Option shall be purchased by Optionee for investment without a view to distribution within the meaning of the Act, and shall not be sold, transferred, assigned, pledged, or hypothecated unless such transfer has been registered under the Act and applicable state securities laws, or the transfer duly qualifies for an applicable exemption from the registration requirements of the Act and any applicable state securities laws. In any event, Optionee agrees that the shares of the Stock which Optionee may acquire by exercising this Option shall not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. In addition, Optionee agrees that (i) the certificates representing the shares of the Stock purchased under this Option may bear such restrictive

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legend or legends as the Company's legal counsel deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of the Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities laws, and (iii) the Company may give related instructions to its transfer agent to stop registration of the transfer of the shares of Stock purchased under this Option.

           6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

           7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina.

           8. Transferability. This Option is not transferable or assignable, in whole or in part, by Optionee.

           IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and Optionee has executed this Option Agreement, all to be effective as of the day and year first above written.

                                  UCI MEDICAL AFFILIATES, INC.


                                  By:    /s/ M. F. McFarland
                                      --------------------------------------
                                     M.F. McFarland, III, M.D.
                                  Its: President and Chief Executive Officer

                                  OPTIONEE:


                                      /s/ Charles P. Cannon
                                  ------------------------------------------
                                  Charles P. Cannon



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